J.P. MORGAN MUTUAL FUND SERIES
J.P. MORGAN SERIES TRUST

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION
(Agreement) is made as of this 22nd day of
November, 2004, by and between J.P. Morgan Mutual
Fund Series, a Massachusetts business trust
(Successor Trust), with its principal place of
business at 522 Fifth Avenue, New York, New York
10036, on behalf of each of its series listed in
Exhibit A attached hereto (each a Successor Fund),
and J.P. Morgan Series Trust, a Massachusetts business
trust (Predecessor Trust), with its principal place
of business at 522 Fifth Avenue, New York, New York
10036, on behalf of each of its series listed in Exhibit
A attached hereto (each a Predecessor Fund).
WHEREAS, each of the Predecessor Funds is a series of
the Predecessor Trust, an open-end, investment company
of the management type registered pursuant to the
Investment Company Act of 1940, as amended (1940 Act),
which has been organized as a Massachusetts business
trust; WHEREAS, each of the Successor Funds has been
organized as series of the Successor Trust, a
Massachusetts business trust, in order to continue
the business and operations of the corresponding
Predecessor Fund; WHEREAS, each Successor Fund
currently has no assets and has carried on no business activities prior to the date first shown above and will have had no assets and will have carried on no
business activities prior to the consummation of the transaction described herein; WHEREAS, this Agreement is intended to be and is adopted as a plan of
reorganization and liquidation within the meaning of
Section 368(a)(1) of the United States Internal Revenue
Code of 1986, as amended (Code); WHEREAS, the
contemplated reorganization and liquidation will
consist of (1) the sale, assignment, conveyance,
transfer and delivery of all of the property and
assets of each of the Predecessor Funds to the
corresponding Successor Fund in exchange solely for
classes of shares of beneficial interest of such
Successor Fund (Successor Fund Shares) corresponding
to the classes of shares of beneficial interest of
such Predecessor Fund (Predecessor Fund Shares), as
described herein, (2) the assumption by such Successor
Fund of all liabilities of the corresponding Predecessor
Fund, and (3) the distribution of the Successor Fund
Shares to the shareholders of each corresponding
Predecessor Fund, as provided herein (Reorganization),
all upon the terms and conditions hereinafter set forth
in this Agreement;WHEREAS, each Predecessor Fund
currently owns securities that are substantially
similar to those in which the corresponding Successor
Fund is permitted to invest; WHEREAS, the Trustees of
Successor Trust have determined, with respect to each
Successor Fund, that the sale, assignment, conveyance,
transfer and delivery of all of the property and assets
of the corresponding Predecessor Fund for Successor Fund
Shares and the assumption of all liabilities of such Predecessor Fund by the corresponding Successor Fund is in the best interests of each Successor Fund;
WHEREAS, the Trustees of the Predecessor Trust have
determined, with respect to each Predecessor Fund, that
the sale, assignment, conveyance, transfer and delivery
of all of the property and assets of such Predecessor
Fund for Successor Fund Shares and the assumption of all liabilities of such Predecessor Fund by the corresponding Successor Fund pursuant to this Agreement is in the best interests of the Predecessor Trust, each of the Predecessor Funds and its shareholders and that the interests such shareholders will not be diluted as a result of this transaction; and WHEREAS, the Predecessor Trust, on behalf of each of certain Predecessor Funds identified in Exhibit
A (Contingent Predecessor Funds), has entered into an
agreement and plan of reorganization pursuant to which
each Contingent Predecessor Fund will be reorganized with another registered investment company or series thereof
(with respect to each Contingent Predecessor Fund, the
Primary Reorganization), subject to approval of the Primary Reorganization by the shareholders of such Contingent Predecessor Fund, and this Agreement shall not be effective with respect to such Contingent Predecessor Fund in the event that the Primary Reorganization is consummated;
NOW, THEREFORE, in consideration of the premises and
of the covenants and agreements hereinafter set forth,
the parties hereto covenant and agree as follows:
1.	TRANSFER OF ASSETS OF EACH PREDECESSOR FUND TO
THE CORRESPONDING SUCCESSOR FUND IN EXCHANGE FOR SUCCESSOR
FUND SHARES, THE ASSUMPTION OF ALL PREDECESSOR FUND
LIABILITIES AND THE LIQUIDATION OF THE PREDECESSOR FUND
1.1	Subject to requisite approvals and the other terms
and conditions herein set forth and on the basis of the representations and warranties contained herein,
Predecessor Trust, on behalf of each Predecessor Fund,
agrees to sell, assign, convey, transfer and deliver
all of such Predecessor Funds property and assets, as
set forth in paragraph 1.2, to the corresponding Successor Fund, and Successor Trust, on behalf of each Successor
Fund, agrees in exchange therefor: (a) to deliver to the corresponding Predecessor Fund the number of full and fractional Successor Fund Shares corresponding to each class of the Predecessor Fund Shares as of the time and
date set forth in paragraph 3; and (b) to assume all liabilities of such Predecessor Fund, as set forth in paragraph 1.3.  Such transactions shall take place on
the date of the closing provided for in paragraph 3.1
(Closing Date).  Exhibit A attached hereto shows each
Successor Fund and its classes of shares of beneficial
interest and the corresponding Predecessor Fund and its
classes of shares of beneficial interest.  (Throughout
this Agreement, the term Successor Fund Shares should be
read to include each class of shares of the applicable Successor Fund, and each reference to Successor Fund Shares in connection with a Predecessor Fund should be read to
include each class of beneficial interest of the
corresponding Successor Fund.) 1.2n The property and assets
of each Predecessor Fund to be sold, assigned, conveyed, transferred and delivered to and acquired by Successor
Trust, on behalf of the corresponding Successor Fund,
shall consist of all assets and property, including,
without limitation, all rights, cash, securities,
commodities and futures interests and dividends or
interests receivable that are owned by such Predecessor
Fund and any deferred or prepaid expenses shown as an
asset on the books of such Predecessor Fund on the
Valuation Date as defined in paragraph 2.1 (collectively,
with respect to each Predecessor Fund separately, Assets).
The Predecessor Fund will sell, assign, convey, transfer
and deliver to the Successor Fund any rights, stock dividends, or other securities received by the Predecessor Fund after the Closing Date as stock dividends or other distributions
on or with respect to the property and assets transferred, which rights, stock dividends, and other securities shall be deemed included in the property and assets transferred
to the Successor Fund at the Closing Date and shall not
be separately valued, in which case any such distribution
that remains unpaid as of the Closing Date shall be
included in the determination of the value of the assets
of the Predecessor Fund acquired by the Successor Fund.
1.3	Predecessor Trust, on behalf of each Predecessor
Fund, will make reasonable efforts to discharge all of
its known liabilities and obligations prior to the Valuation Date. Successor Trust, on behalf of each Successor Fund, shall assume all of the liabilities of the corresponding Predecessor Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date (collectively, with respect to each Predecessor Fund separately,
Liabilities). 1.4.	Immediately upon delivery to the
Predecessor Fund of the Successor Fund Shares, the Predecessor Fund, as the then sole shareholder of the Successor Fund, shall (a) approve the advisory agreement with respect to
the Successor Fund, and (b) approve the distribution plan pursuant to Rule 12b-1 under the 1940 Act with respect to each applicable class of Successor Fund Shares.
1.5	Immediately following the actions contemplated
by paragraph 1.4, the Predecessor Trust shall take such
actions necessary to complete the liquidation of each Predecessor Fund. To complete the liquidation, the
Predecessor Trust, on behalf of the Predecessor Fund,
shall (a) distribute to its shareholders of record with
respect to each class of Predecessor Fund Shares as of
the Closing, as defined in paragraph 3.1 (Predecessor
Fund Shareholders), on a pro rata basis within that class,
the Successor Fund Shares of the corresponding class received by the Predecessor Trust, on behalf of the Predecessor Fund, pursuant to paragraph 1.1 and (b) completely liquidate.
Such liquidation shall be accomplished, with respect to
each class of Predecessor Fund Shares, by the transfer of
the corresponding Successor Fund Shares then credited to
the account of the Predecessor Fund on the books of the Successor Fund to open accounts on the share records of the Successor Fund in the names of the Predecessor Fund Shareholders. The aggregate net asset value of each class of Successor Fund Shares to be so credited to each corresponding class of Predecessor Fund Shareholders shall, with respect to each class, be equal to the
aggregate net asset value of the Predecessor Fund Shares
of the corresponding class owned by Predecessor Fund Shareholders on the Closing Date. All issued and outstanding Predecessor Fund Shares will be canceled
on the books of the Predecessor Fund.  No Successor
Fund shall issue certificates representing any class
of Successor Fund Shares in connection with such
exchange. 1.6	Ownership of Successor Fund Shares
will be shown on the books of each Successor Funds
transfer agent. 1.7	Any reporting responsibility of
a Predecessor Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and
Exchange Commission (Commission), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority,
is and shall remain the responsibility of such Predecessor
Fund. 2. VALUATIONn 2.1	The value of the Assets of
each Predecessor Fund shall be determined as of the
time for calculation of its net asset value as set forth
in the then-current prospectus for the Predecessor Fund
on the Closing Date (such time and date being hereinafter called the Valuation Date), computed using the valuation procedures set forth in the then-current prospectus and statement of additional information, as supplemented, with respect to each Predecessor Fund and valuation
procedures established by Predecessor Trusts Board
of Trustees. 2.2	All computations of value shall
be made by JPMorgan Chase Bank, N.A., in its capacity
as fund accountant for each Predecessor Fund.
3.	CLOSING AND CLOSING DATE
3.1	The Closing Date shall be February 18, 2005,
or such other date as the parties may agree.  All
 acts taking place at the closing of the transactions
provided for in this Agreement (Closing) shall be deemed
to take place simultaneously as of the close of
business on the Closing Date unless otherwise
agreed to by the parties.  The close of business
on the Closing Date shall be as of 5:00 p.m.,
Eastern Time.  The Closing shall be held at the
offices of Successor Trust or at such other time
and/or place as the parties may agree.
3.2	Predecessor Trust shall direct JPMorgan
Chase Bank, N.A., as custodian for each Predecessor
Fund (Predecessor Fund Custodian), to deliver to
Successor Trust, at the Closing, a certificate of an
authorized officer stating that (i) the Assets of each Predecessor Fund have been delivered in proper form to the corresponding Successor Fund within two
business days prior to or on the Closing Date,
and (ii) all necessary taxes in connection with
the delivery of the Assets of each Predecessor
Fund, including all applicable federal and state
stock transfer stamps, if any, have been paid or
provision for payment has been made.  Each Predecessor
Funds portfolio securities represented by
a certificate or other written instrument shall be
presented by the Predecessor Fund Custodian to JPMorgan
Chase Bank, N.A. as the custodian for
the corresponding Successor Fund (Successor Fund Custodian). Such presentation shall be made for examination no later than five (5) business days preceding the
Closing Date, and such certificates and other written instruments shall be transferred and delivered by each Predecessor Fund as of the Closing Date for the
account of the corresponding Successor Fund duly
endorsed in proper form for transfer in such
condition as to constitute good delivery thereof.
Each Predecessor Funds Assets held in book-entry
form with a securities depository, as defined in
Rule 17f-4 of the 1940 Act, shall be transferred
by the Predecessor Fund Custodian to the Successor
Fund Custodian for the account of the corresponding
Successor Fund as of the Closing Date by book entry, in accordance with the customary practices of the
Predecessor Fund Custodian and of each such securities depository. The cash to be transferred by each
Predecessor Fund shall be delivered by wire transfer
of federal funds on the Closing Date. 3.3 Predecessor
Trust shall direct the transfer agent for each
Predecessor Fund (Transfer Agent) to deliver to
Successor Trust at the Closing a certificate of
an authorized officer stating that its records
contain the name and address of each Predecessor Fund Shareholder and the number and percentage ownership of each outstanding class of Predecessor Fund Shares
owned by each such shareholder immediately prior to
the Closing.  Each Successor Fund shall deliver to
the Secretary of the corresponding Predecessor Fund
a confirmation evidencing that (a) the appropriate
number of Successor Fund Shares have been credited
to such Predecessor Funds account on the books of
such Successor Fund pursuant to paragraph 1.1 prior
to the actions contemplated by paragraph 1.4 and (b)
the appropriate number of Successor Fund
Shares have been credited to the accounts of the
Predecessor Fund Shareholders on the books of such
Successor Fund pursuant to paragraph 1.5.
At the Closing, each Predecessor Fund shall
deliver to the corresponding Successor Fund such
bills of sale, checks, assignments, share
certificates, if any, receipts or other documents
as such Successor Fund or its counsel may reasonably
request. 3.4	In the event that on the Valuation
Date (a) the New York Stock Exchange or another
primary trading market for portfolio securities of
a Predecessor Fund (each, an Exchange) shall be closed
to trading or trading thereupon shall be restricted, or
(b) trading or the reporting of trading on such
Exchange or elsewhere shall be disrupted so that, in
the judgment of the Board of Trustees of Successor Trust
and the Board of Trustees of Predecessor Trust, accurate appraisal of the value of the net assets of such
Predecessor Fund is impracticable, the Closing Date shall
be postponed until the first Friday (that is also a
business day) after the day when trading shall have been
 fully resumed and reporting shall have been restored.
4.	REPRESENTATIONS AND WARRANTIES
4.1	Except as has been fully disclosed to the Successor
Trust in Schedule 4.1 of this Agreement, the Predecessor
Trust, on behalf of each Predecessor Fund, represents and warrants to Successor Trust as follows:
(a)	Each Predecessor Fund is duly established
as a series of the Predecessor Trust, which is a business
trust duly organized, existing and in good standing under
the laws of the Commonwealth of Massachusetts, with power under the Predecessor Trusts Declaration of Trust (Charter), to own all of its Assets and to carry on its business
as it is ing conducted as of the date hereof. Predecessor Trust is not required to qualify as a foreign trust or association in any jurisdiction, except in any jurisdiction in which it has so qualified or in which a failure to so qualify would not have a material adverse effect.
Predecessor Trust has all necessary federal, state and
local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in paragraph 4.1(c).  The obligations
of Predecessor Trust entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities,
and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Predecessor Trust personally, but bind only the assets of Predecessor
Trust and all persons dealing with any series or fund
of Predecessor Trust, such as the Predecessor Funds,
must look solely to the assets of Predecessor Trust
belonging to such series or fund for the enforcement of
any claims against Predecessor Trust. (b) Predecessor Trust
is a registered investment company classified as a
management company of the open-end type, and its
registration with the Commission as an investment company
under the 1940 Act, and the registration of each class
of Predecessor Fund Shares under the Securities Act of 1933, as amended (1933 Act), is in full force and effect.
(c)	No consent, approval, authorization, or order  of
any court or governmental authority is required for the consummation by the Predecessor Funds of the transactions contemplated herein, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (1934 Act), the 1940 Act, state securities laws and the Hart-Scott-Rodino Act. (d) The current prospectus and statement of additional information of each
Predecessor Fund (true and correct copies of which
have been delivered to the Successor Trust) and
each prospectus and statement of additional
information of each Predecessor Fund used at
all times prior to the date of this Agreement
conforms or conformed at the time oits use in
all material respects to the applicable
requirements of the 1933 Act and the 1940 Act and
the rules and regulations of the Commission thereunder
and does not or did not at the time of its
use include any untrue statement of a material
fact or omit to state any material fact required to
be stated therein or necessary to make the statements therein, in light of the circumstances under which they were
made, not materially misleading. (e)	On the Closing Date,
the Predecessor Trust, on behalf of each Predecessor Fund,
will have good and marketable title to the Assets and full right, power, and authority to sell, assign, convey, transfer and deliver such Assets hereunder free of any
liens or other encumbrances, and upon delivery and payment
for the Assets, the Successor Trust, on behalf of each corresponding Successor Fund, will acquire good and marketable title thereto, subject to no restrictions
on the full transfer thereof, including such restrictions
as might arise under the 1933 Act. (f)	None of the
Predecessor Funds is engaged currently, and
 the execution, delivery and performance of this Agreement
will not result, (i) in a material violation of the Char
ter or by-laws of Predecessor Trust or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Predecessor Trust, on behalf of any of the Predecessor Funds, is a party or by which it is bound, or
(ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Predecessor Trust, on behalf of any
of the Predecessor Funds, is a party or by which it is bound.
(g)	All material contracts or other commitments of
the Predecessor Funds (other than this Agreement, contracts listed in Schedule 4.1 and certain investment contracts, including options, futures, and forward contracts)
will terminate without liability to the Predecessor Funds
on or prior to the Closing Date. Each contract
listed in Schedule 4.1 is a valid, binding and enforceable obligation of each party thereto (assuming due authorization, execution and delivery by the other parties thereto)
and the assignment by each Predecessor Fund to the corresponding Successor Fund of each such contract will not result in the termination of such contract,
any breach or default thereunder or the imposition
of any penalty thereunder. (h)	No litigation or
administrative proceeding or investigation of or
before any court or governmental body is presently
pending or, to the Predecessor Trusts knowledge,
threatened against Predecessor Trust, with respect to any Predecessor Fund or any of its prope rties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  Predecessor Trust, on
behalf of the Predecessor Funds, knows of no facts which
might form the basis for the institution of such
proceedings and is not a party to or subject to the
provisions of any order, decree or judgment of any
court or governmental body which materially and
adversely affects its business or its ability to
consummate the transactions herein contemplated.
(i)	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets,
and Schedule of Investments of each of the Predecessor
Funds as included in the most recent Annual Report to Shareholders for each of the Predecessor Funds (as to each Predecessor Fund, the Annual Statement), have been audited by PricewaterhouseCoopers LLP, Independent
Registered Public Accounting Firm, and are in accordance
with accounting principles generally accepted in the
United States of America (GAAP) consistently applied,
and such statements (true and correct copies of which
have been furnished to the Successor Trust) present
fairly, in all material respects, the financial condition
of each of the Predecessor Funds as of the date of the
Annual Statements in accordance with GAAP, and there are
no known contingent, accrued or other liabilities of
the Predecessor Funds required to be reflected on a
balance sheet (including the notes thereto) in accordance
with GAAP as of the date of the Annual Statements that
are not disclosed therein. The Statement of Assets and Liabilities, Statements of Operations and Changes
in Net Assets, and Schedule of Investments of each of
the Predecessor Funds, as included or to be included
in the most recent Semi-Annual Report to shareholders
for each of the Predecessor Funds since the date of
the Annual Statements (as to each Predecessor Fund,
the Semi-Annual Statements) (unaudited), are or will
be when sent to Predecessor Fund shareholders in the
regular course in accordance with GAAP consistently
applied, and such statements (true and correct copies
of which have been or will be furnished to the
Successor Trust) present or will present fairly,
in all material respects, the financial condition
of each of the Predecessor Funds as of the date of the Semi-Annual Statements in accordance with GAAP, and all known contingent, accrued or other liabilities
of the Predecessor Funds required to be reflected on a
balance sheet (including the notes thereto) in
accordance with GAAP as of such date are or will
be disclosed therein. (j) Since the date of the Annual Statement, there has not been any material adverse change in each  Predecessor Funds financial condition,
assets, Liabilities or business, other than changes
occurring in the ordinary course of business, or any
incurrence by the redecessor Fund of indebtedness, other
than indebtedness incurred in the ordinary
course of business in accordance with the
Predecessor Funds investment restrictions.
For the purposes of this subparagraph (j), a
decline in net asset value per share of Predecessor
Fund Shares due to declines in market values of
securities held by the Predecessor Fund, the discharge
of Predecessor Funds liabilities, or the redemption of Predecessor Fund Shares by shareholders of the Predecessor
Fund shall not constitute a material adverse change.
(k)	On the Closing Date, all federal and other
tax returns, dividend reporting forms, and other
tax-related reports of each of the Predecessor Funds
required by law to have been filed by such date
(including any extensions) shall have been filed and
are or will be correct in all material respects, and
all federal and other taxes shown as due or required
to be shown as due on said returns and reports shall
have been paid or provision shall have been made for
the payment thereof and, to the best of the Predecessor
Trusts knowledge, no such return is currently under
audit and no assessment has been asserted with respect
to such returns. (l)	For each taxable year of
its operation (including the taxable year that includes
the Closing Date), each of the Predecessor Funds
has met the requirements of Subchapter M of the
Code for qualification and treatment as a regulated
investment company, has elected to be treated as
such, and has been eligible to compute and has computed
its federal income tax under Section 852 of the Code.
(m)	All issued and outstanding Predecessor Fund
Shares are, and on the Closing Date will be, duly
authorized and validly and legally issued and outstanding, fully paid and non-assessable by Predecessor Trust and have been offered and sold in every state, territory and
the District of Columbia in compliance in all material
respects with applicable registration requirements
of all applicable federal and state securities laws.
All of the issued and outstanding Predecessor Fund
Shares will, at the time of Closing, be held by the persons
and in the amounts set forth in the records of the Transfer Agent, on behalf of the Predecessor Fund, as provided in paragraph 3.3.  None of the Predecessor
Funds have outstanding any options, warrants or other
rights to subscribe for or purchase any of the Predecessor
Fund Shares, nor is there outstanding any security
convertible into any of the Predecessor Fund Shares.
The Predecessor Fund will review its assets to ensure
that at any time prior to the Closing Date its assets
do not include any assets that the Successor Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security
that, prior to its acquisition by the Predecessor Fund, is unsuitable for the Successor Fund to acquire. (n) The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly
authorized by all necessary action on the part of the Board
of Trustees of Predecessor Trust and by the approval
of the Predecessor Funds shareholders, as described in paragraph 8.1, and this Agreement constitutes a valid and binding obligation of the Predecessor Trust, on behalf of the Predecessor Fund, enforceable in accordance with its
terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.
(o)	The Proxy Statement (as defined in paragraph 5.2),
insofar as it relates to the Predecessor Funds, will on the date thereof and at all times prior to the conclusion of the shareholder meeting to which the Proxy Statement
relates (i) not contain any untrue statement of a material
fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements
were made, not materially misleading (provided that this representation and warranty shall not apply to statements in or omissions from the Proxy Statement made in reliance
upon and in conformity with information that was furnished
by Successor Trust for use therein) and (ii) comply in
all material respects with the provisions of the 1933 Act,
the 1934 Act and the 1940 Act and the rules and
regulations thereunder.  The information to be furnished
by each of the Predecessor Funds for use
in registration statements and other documents filed or
to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be
accurate and complete in all material respects and
shall comply in all material respects with federal
securities and other laws and regulations thereunder
applicable thereto.4.2	Except as has been fully
disclosed to the Predecessor Trust in Schedule 4.2,
the Successor Trust, on behalf of each Successor Fund, represents and warrants to the Predecessor Trust as
follows: (a)	Each Successor Fund is duly established
as a series of the Successor Trust, which is a business
trust duly organized, existing, and in good standing
under the laws of the Commonwealth of Massachusetts
with the power under Successor Trusts Declaration of Trust
to own all of its properties and assets and to carry on
its business as contemplated by this Agreement.  The
Successor Trust is not required to qualify as a
foreign trust or association in any
jurisdiction, except in any jurisdiction in which
it has so qualified or in which a failure to so
qualify would not have a material adverse effect.
The Trust has all necessary federal,
state and local authorization to carry on its
business as now being conducted and to fulfill
the terms of this Agreement, except as set forth
in paragraph 4.2(b).  The obligations of Successor
Trust entered into in the name or on behalf
thereof by any of the Trustees, officers,
employees or agents are made not individually,
but in such capacities, and are not
binding upon any of the Trustees, officers,
employees, agents or shareholders of
Successor Trust personally, but bind only the
assets of Successor Trust and all persons dealing
with any series or fund of Successor Trust,
such as the Successor Funds, must look
solely to the assets of Successor Trust belonging
to such series or fund for the enforcement
of any claims against Successor Trust.
(b)	No consent, approval, authorization, or
order of any court or governmental authority is
required for the consummation by the Successor
Funds of the transactions contemplated herein,
except such as may be required under the
1933 Act, the 1934 Act, the 1940 Act, state
securities laws and the Hart-Scott-Rodino Act.
(c)	Each Successor Fund currently has no assets
or liabilities and has carried on no business
activities prior to the date first shown
above.  Prior to the Closing Date, none of
the Successor Funds will have any assets or
liabilities or will have carried on any business
activities. (d) None of the Successor Funds is
currently engaged in any activities and the
execution, delivery and performance of this
Agreement will not result, in (i) a material
violation of the Successor Trusts Declaration
of Trust or by-laws or of any agreement,
indenture, instrument, contract, lease or other
undertaking to which the Successor Trust,
on behalf of any of the Successor Funds,
is a party or by which it is bound, or
(ii) the acceleration of any material obligation,
or the imposition of any material penalty,
under any agreement, indenture, instrument, contract,
lease, judgment or decree to which the Successor
Trust, on behalf of any of the Successor
Funds, is a party or by which it is bound.
(e)	No litigation or administrative proceeding
or investigation of or before any court or
governmental body is presently pending or, to
the Successor Trusts knowledge, threatened against
Successor Trust, with respect to any of the
Successor Funds or its properties or assets,
that, if adversely determined, would materially
and adversely affect the Successor Funds financial
condition or the conduct of its
business. The Successor Trust, on behalf of each
of the Successor Funds, knows of no facts which
might form the basis for the institution
of such proceedings and is not a party
to or subject to the provisions of any
order, decree or judgment of any court or
governmental body which materially and adversely
affects the Successor Funds business or its ability
to consummate the transactions herein contemplated.
(f)	Upon consummation of the Reorganization,
all issued and outstanding Successor Fund Shares
will be duly authorized and validly and
legally issued and outstanding, fully paid and
non-assessable by Successor Trust and will
have been offered and sold in every state,
territory and the District of Columbia in compliance
in all material respects with applicable
registration requirements of the 1933
Act and other securities laws.  None of the
Successor Funds have outstanding any options,
warrants or other rights to subscribe for or
purchase any Successor Fund Shares, nor is there
outstanding any security convertible
into any Successor Fund Shares.
(g)	The execution, delivery and performance of
this Agreement, and the transaction contemplated
herein, have been duly authorized by
all necessary action on the part of the Board
of Trustees of the Successor Trust, and this
Agreement constitutes a valid and binding
obligation of Successor Trust, on behalf of each of
the Successor Funds, enforceable in
accordance with its terms, subject, as to
enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws relating
to or affecting creditors rights
and to general equity principles.
(h)	The information to be furnished
by each of the Successor Funds for use
in the registration statements, proxy materials and
other documents that may be necessary in
connection with the transactions contemplated hereby
shall be accurate and complete in
all material respects and shall comply in all
material respects with federal securities
and other laws and regulations applicable thereto.
(i)	The current prospectus and
statement of additional information of
each Successor Fund (true and correct
copies of which have been delivered to Predecessor
Trust, conforms in all material respects
to the applicable requirements of the 1933 Act and
the 1940 Act and the rules and regulations
of the Commission thereunder and
does not include any untrue statement of a
material fact or omit to state any material
fact required to be stated therein or necessary
to make the statements therein, in light of
the circumstances under which they were made, not
 materially misleading.
(j)	To the best knowledge of Successor
Trust, on behalf of each Successor Fund, the Successor Fund will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company from and including the taxable year that includes the
Closing Date and will be eligible to,
and will, compute its Federal income
tax under Section 852 of the Code.

5.	COVENANTS
Predecessor Trust, on behalf of each Predecessor
Fund, and the Successor Trust, on
behalf of each Successor Fund, respectively, hereby
further covenant as follows:
5.1	Each Predecessor Fund covenants that
it will operate its business in the
ordinary course between the date hereof and the Closing
Date, it being understood that such
ordinary course of business will include the declaration
and payment of customary dividends and
distributions, and any other distribution
that may be advisable. 5.2	Predecessor
Trust will call a meeting of the shareholders of
each Predecessor Fund to consider and act
upon this Agreement and to take all other action
necessary to obtain approval of the transactions
contemplated herein.  In addition, the Predecessor Trust
will, on behalf of each Predecessor Fund, prepare,
\file with the Commission, and deliver to the
shareholders of such Predecessor Fund in connection
with such meeting a proxy statement on Schedule
14A (Proxy Statement) in compliance
in all material respects with the provisions of
the 1934 Act and the 1940 Act and the
rules and regulations thereunder.
5.3	Each Predecessor Fund covenants
that the Successor Fund Shares to be acquired by
such Predecessor Fund hereunder are not
being acquired for the purpose of making any
distribution thereof, other than in
accordance with the terms of this Agreement.
5.4	Each Predecessor Fund will assist
the corresponding Successor Fund in obtaining
such information as such Successor Fund reasonably
requests concerning the beneficial ownership
of the Predecessor Fund Shares.
5.5	Subject to the provisions of this
Agreement, each Successor Fund and the
corresponding Predecessor Fund covenant to
take, or cause to be taken, all action, and do
or cause to be done, all things reasonably
necessary, proper or advisable to
consummate and make effective the transactions
contemplated by this
Agreement.5.6	Each Successor Fund will
provide to the corresponding Predecessor Fund
such information regarding such Successor Fund
as may be reasonably necessary for the
preparation of the Proxy Statement in compliance with
the 1934 Act and the 1940 Act and the rules
and regulations thereunder. 5.7	Each Successor Fund
and the corresponding Predecessor Fund covenant
to use its reasonable best efforts to fulfill or obtain
the fulfillment of the conditions precedent
to effect the transactions contemplated by
this Agreement as promptly as practicable.
5.8	The Predecessor Trust, on behalf
of each Predecessor Fund, covenants that it
will, from time to time, as and when reasonably
requested by the Successor Trust, execute and
deliver or cause to be executed and
delivered all such assignments and other instruments and
will take or cause to be taken such
further action as the Successor Trust, on behalf of
such Successor Fund, may reasonably deem
necessary or desirable in order to vest in and
confirm (a) the Predecessor Trusts title
to and possession of the Successor Fund Shares to
be delivered hereunder and (b) the Successor
Trusts title to and possession of all the Assets
and to otherwise to carry out the
intent and purpose of this Agreement.
5.9	Each Successor Fund covenants to use
all reasonable efforts to obtain the approvals and authorizations required by the 1933
Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to operate after the Closing Date. 5.10 The Successor
Trust shall
not change its Declaration of Trust, nor the prospectus or statement of additional information of the Successor Fund prior to the Closing so as to restrict permitted investments for the Successor Fund prior to the Closing, except as required by the Commission.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH
PREDECESSOR FUND
The obligations of the Predecessor Trust, on behalf
of each
Predecessor Fund, to consummate the transactions
provided for
 herein shall be subjec
t, at Predecessor Trusts election, to the performance
by the
Successor Trust, on behalf
of the corresponding Successor Fund, of all the
obligations to
be performed by it
hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:
6.1	All representations and warranties
of the Successor Trust, on behalf of such Successor Fund, contained in this Agreement shall be true and correct in all material respects as of
the date hereof and, except
as they may be affected by the transactions contemplated
by this Agreement, as of the
Closing Date, with the same force and effect as if made on and as of the Closing Date.
6.2	The Successor Trust, on behalf of
such Successor Fund, shall have performed all of the
covenants
and complied with all of the
provisions required by this Agreement to be performed or complied with by the Successor
Trust, on behalf of such Successor Fund, on or before the
Closing Date.
6.3	Successor Trust shall have executed
and delivered an assumption of the Liabilities and
all such
other agreements and instruments
as Predecessor Trust may reasonably deem necessary
 or desirable
in order to vest in and
confirm (a) Predecessor Trusts title to and
possession
of the Successor Fund Shares to be
delivered hereunder and (b) Successor Trusts
assumption
of all of the Liabilities and to otherwise
to carry out the intent and purpose of this Agreement.
6.4 	The Successor Trust, on behalf of such
Successor Fund, shall have delivered to such
Predecessor
Fund a certificate executed in the
name of such Successor Fund by the Successor
Trusts President
or Vice President and its
Treasurer or Assistant Treasurer, in a form reasonably satisfactory to Predecessor Trust and dated as of the Closing Date, as to the
matters set
forth in paragraphs 6.1 and 6.2 and
as to such other matters as Predecessor Trust
shall
reasonably request.
6.5	Such Predecessor Fund and such Successor
Fund shall have agreed on the number of full and
fractional
Successor Fund Shares to be
issued in connection with the Reorganization after
such
 number has been calculated
in accordance with paragraph 1.1.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS
OF EACH SUCCESSOR FUND
The obligations of the Successor Trust, on
behalf of each Successor Fund, to complete the
 transactions
 provided for herein shall be
subject, at the Successor Trusts election, to the
performance
 by the Predecessor Trust, on
behalf of the corresponding Predecessor Fund, of all of the
 obligations to be performed by
it hereunder on or before the Closing Date and, in addition thereto, the following conditions:
7.1	All representations and warranties
of the Predecessor Trust, on behalf of such Predecessor Fund, contained in this Agreement shall be true and correct in all material respects as of
 the date
hereof and, except
as they may be affected by the transactions contemplated
 by this
Agreement, as of the Closing
Date, with the same force and effect as if made on and as
 of the
Closing Date.
7.2	The Predecessor Trust, on behalf of
such Predecessor Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Predecessor
Trust, on behalf of such Predecessor Fund, on or before
 the Closing Date.
7.3	The Predecessor Trust shall have delivered
to such Successor Fund a statement of the Assets and Liabilities, as of the Closing Date,
including a schedule of investments, certified by the Treasurer of the Predecessor Trust.
Predecessor Trust shall have executed and delivered
all such assignments and other
instruments of transfer as Successor Trust may reasonably deem necessary or desirable in order to vest in and confirm (a) Predecessor Trusts title to
and possession of the Successor
Fund Shares to be delivered hereunder and (b) Successor Trusts title to and possession of all the Assets and to otherwise to carry out the intent
and purpose of this Agreement.
7.4	The Predecessor Trust, on behalf of
such Predecessor Fund, shall have delivered to the
Successor Trust a certificate executed in
the name of the Predecessor Trust, on behalf of such Predecessor Fund, and by the Predecessor
Trusts President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Successor Trust and dated
 as of the Closing Date, as to the
matters set forth in paragraphs 7.1 and 7.2 and as to such other matters as Successor
Trust shall reasonably request.
7.5	Such Predecessor Fund and such Successor
 Fund shall
have agreed on the number of full and fractional
Successor Fund Shares
to be issued in connection with the Reorganization
 after
such number has been calculated in accordance with paragraph 1.1.8.

	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF
 EACH SUCCESSOR
FUND AND EACH CORRESPONDING PREDECESSOR FUND

If any of the conditions set forth below have not
 been
satisfied
 on or before the Closing Date with respect to the
Predecessor
Trust, on behalf of each Predecessor Fund, or the
Successor Trust, on behalf of each Successor Fund,
 the other
party to this Agreement shall be entitled, at its
option, to
refuse to consummate the transactions contemplated
by this
Agreement:
8.1	This Agreement and the transactions
contemplated
herein shall have been approved by the requisite vote
of the
holders of the outstanding shares of such Predecessor
Fund,
in accordance with the provision of the Charter and
by-laws
of the Predecessor Trust, applicable state law and
the 1940 Act, and
certified copies of the resolutions evidencing such
approval
shall have been delivered to Successor Trust.
Notwithstanding
anything herein to the contrary, neither the
Successor Trust
nor the Predecessor Trust may waive the condition
set forth in
this paragraph 8.1.
8.2	On the Closing Date no action, suit or
other proceeding
shall be pending or, to the Successor Trusts or
to the Predecessor
Trusts knowledge, threatened before any court or
governmental agency in which it is sought to
restrain or prohibit,
or obtain damages or other relief in connection
 with,
this Agreement or the transactions contemplated
 herein.
8.3	All consents of other parties and all other
 consents, orders
and permits of federal, state and local regulatory
authorities
deemed necessary by the Successor Trust or the
Predecessor
Trust to permit consummation, in all material
respects, of the
transactions contemplated hereby shall have been
obtained,
 except where failure to obtain any such consent,
order or permit
 would not involve a risk of a material adverse
effect on
 the assets or properties of such Successor Fund
or such Predecessor
Fund, provided that either party hereto may for
itself
waive any of such conditions.
8.4	The registration statement with respect
to the Successor Fund
Shares under the 1933 Act shall be effective,
and no stop order
suspending the effectiveness of such registration
 statement
shall have been issued and, to the best knowledge
of the parties hereto,
 no investigation or proceeding for that purpose
shall
have been instituted or be pending, threatened or
 contemplated under
the 1933 Act.
8.5	The parties shall have received the
opinion of Dechert LLP dated
the Closing Date, substantially to the effect
that, based upon certain
facts, assumptions, and representations made
by the
Predecessor Trust, on behalf of each Predecessor
Fund, the Successor Trust,
on behalf of each Successor Fund, and their
respective authorized officers, (i) the transaction
contemplated by this
Agreement will constitute a
reorganization within the meaning of Section
 368(a) of the Code, and the
Successor Fund
and the Predecessor Fund will each be a party
to a reorganization within
the meaning of Section 368(b) of the Code; (ii)
no gain or loss will be
 recognized by
the Successor Fund
upon receipt of the Assets in exchange for
the Successor Fund Shares and
the assumption by the Successor Fund of the
Liabilities; (iii)
the basis in
the hands of the Successor Fund in
the Assets will be the same as the basis of the
Predecessor Fund
in the Assets
immediately
prior to the transfer thereof; (iv) the holding
periods of the Assets
in the
hands of the Successor Fund will include the
periods during which the
Assets
were held by the Predecessor Fund; (v) no gain
or loss will be recognized
by
the Predecessor Fund upon the
transfer of the Assets to the Successor Fund in
 exchange for the Successor
Fund
Shares and the assumption
by the Successor Fund of all of the Liabilities,
 or upon the
distribution of the
Successor Fund Shares by the Predecessor Fund
to its shareholders in
liquidation
; (vi) no gain
or loss will be recognized by the Predecessor
Fund shareholders upon
the exchange
of their Predecessor Fund Shares for the Successor
Fund Shares; (vii) the
aggregate basis of the Successor Fund Shares that
each Predecessor Fund
shareholder receives in
connection with the transaction will be the same
as the aggregate basis of
his or her Predecessor
Fund Shares exchanged therefor; (viii) an
 Predecessor Fund shareholders
holding
period for his or her Successor Fund Shares
will be determined by
including the period
for which
he or she held the Predecessor Fund Shares
exchanged therefore, provide that he
or she
held such Predecessor Fund Shares as capital
assets; and (ix) the Successor Fund
will
succeed to, and take into account (subject to
the conditions and limitations
specified in
Sections 381, 382, 383, and 384 of the Code
and the Regulations thereunder)
the items of the
Predecessor Fund described in Section 381(c)
of the Code.  The opinion will not
address whether
gain or loss will be recognized with respect to any
contracts subject to Section
1256 of the
Code in connection with the reorganization.  The delivery
 of such opinion is
conditioned
upon receipt by Dechert LLP of representations it shall
 request of the Successor
 Trust and
the Predecessor Trust.  Notwithstanding anything herein
to the contrary,
neither the Successor
Trust nor the Predecessor Trust may waive the condition
set forth in this
paragraph 8.5.
	8.6	The Assets will include no
assets which the Successor Fund, by reason of limitations contained in
Successor Trusts
Declaration of Trust or of investment restrictions disclosed in such Successor Funds current prospectus and statement of additional information, as supplemented, in effect
on the Closing Date, may not properly acquire.

9.	INDEMNIFICATION
	9.1	The Successor Trust, out

of each Successor Funds assets and property (including any amounts paid to the Successor
Trust pursuant to any applicable liability insurance policies or indemnification agreements)

agrees to indemnify and hold harmless the Predecessor Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the corresponding Predecessor Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Successor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement,
 materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the
Successor Trust or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Successor Trust
 (or the Successor Fund) is
not (a) in violation of any applicable law or (b) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

	9.2	The Predecessor Trust, out of each
Predecessor Funds assets and property (including any amounts paid to the Predecessor Trust pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Successor Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation)

to which the corresponding Successor Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Predecessor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect,
misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Predecessor Trust or its Trustees or officers prior to the
Closing Date, provided that such indemnification by the Predecessor Trust (or the
Predecessor Fund) is not (a) in violation of any applicable
 law or (b) otherwise prohibited
as a result of any applicable order or decree issued by any
 governing regulatory
authority or court of competent jurisdiction.


10.	BROKERAGE FEES AND EXPENSES
10.1	The Successor Trust, on behalf of
each Successor Fund, and the Predecessor Trust, on behalf
of each Predecessor Fund, represent
and warrant to each other that there are no brokers or finders entitled to receive any
payments in connection with the transactions provided for herein.
10.2	The expenses relating to the
Reorganization will be borne by J.P. Morgan Investment
Management Inc. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparing, printing and distributing the Proxy Statement, legal fees, accounting fees, securities registration fees, and costs of holding shareholders meetings. Notwithstanding any of the foregoing, expenses will in any event be paid

by the party directly incurring such expenses if and
 to the extent that the payment by another
person of such expenses would result in the
disqualification of such party as a regulated
investment company within the meaning of Section 851
 of the Code.
11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
11.1	The Successor Trust and the Predecessor
Trust agree that neither party has made any representation,
 warranty or covenant, on behalf
of either a Successor Fund or a Predecessor Fund, respectively, not set forth herein and that this Agreement constitutes the entire agreement between
the parties.
11.2	The representations, warranties and
covenants contained in this Agreement or in any document
 delivered pursuant hereto or in connection
herewith shall survive the consummation of the
transactions contemplated hereunder.
The covenants to be performed after the Closing and
the obligations of each Successor Fund in
Section 9 shall survive the Closing.
12.	TERMINATION
This Agreement may be terminated and the
transactions contemplated hereby may be abandoned by resolution of the Board of Trustees of the Successor Trust or the Board of Trustees of the Predecessor Trust, at any time prior to the Closing Date, if circumstances should develop
 that, in the opinion of that Board,
make proceeding with the Agreement inadvisable with
respect to a Successor Fund or a Predecessor
Fund, respectively.  In addition, this Agreement shall
 be terminated with respect
to each Contingent Predecessor Fund, if the shareholders
 of such Contingent Predecessor
Fund approve the Primary Reorganization of such Contingent
 Predecessor Fund and such Primary Reorganization is
consummated.
13.	AMENDMENTS
This Agreement may be amended, modified or supplemented
in such manner as may be deemed necessary or advisable by
 the authorized officers of
Predecessor Trust and the Successor Trust.
14.	NOTICES
Any notice, report, statement or demand required or
permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows: if to the Successor Trust or the Predecessor Trust, at the address set forth in the preamble to this Agreement, in each case
to the attention of Nina O.
Shenker and with a copy to Sullivan & Cromwell, 125 Broadway,
 New York, NY 10004, attn.:  J
ohn E. Baumgardner, Jr.
15.	HEADINGS; GOVERNING LAW; SEVERABILITY; ASSIGNMENT;
 LIMITATION OF LIABILITY; RULE 145
15.1	The Article and paragraph headings
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2	This Agreement shall be governed
by and construed in accordance with the laws of the
Commonwealth of Massachusetts without regard
to its principles of conflicts of laws.
15.3	This Agreement shall bind and inure
to the benefit of the parties hereto and their respective
 successors and assigns, but no
assignment or transfer hereof or of any rights or
obligations hereunder shall be made by
any party without the written consent of the other party.
Nothing herein expressed or implied
is intended or shall be construed to confer upon or give
any person, firm or corporation, other
than the parties hereto and their respective successors
and assigns, any rights or remedies
under or by reason of this Agreement.
	15.4	The warranties, representations,
and agreements contained in this Agreement made by Predecessor Trust, on behalf of each of the Predecessor Funds, are made on a several (and not joint, or joint and several) basis.
Similarly, the warranties, representations,
 and agreements
contained in this Agreement made
by the Successor Trust, on behalf of each of the Successor Funds, are made on a several
(and not joint, or joint and several) basis.

	15.5	Pursuant to Rule 145 under the

1933 Act, the Predecessor Fund will, in connection with the issuance of any Successor
Fund Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificateissued to such person (if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
BE SOLD OR OTHERWISE TRANSFERRED EXCEPT
TO SUCCESSOR FUND OR ITS PRINCIPAL UNDERWRITER UNLESS (i)
A REGISTRATION STATEMENT WITH
RESPECT THERETO IS EFECTIVE UNDER THE SECURITIES ACT OF
1933, AS AMENDED, OR (ii) IN THE
OPINION OF COUNSEL REASONABLY SATISFACTORY TO SUCCESSOR
FUND, SUCH REGISTRATION IS NOT REQUIRED;




[Remainder of Page Intentionally Left Blank]
 and, further, the Predecessor Fund will
issue stop transfer instructions to its
transfer agent with respect to such Predecessor
Fund Shares.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or any Vice President.
J.P. MORGAN MUTUAL FUND SERIES, on behalf of each of its series listed in Exhibit A attached hereto


	J.P. MORGAN SERIES TRUST, on behalf of
each of its series listed in Exhibit A attached
hereto
By: _______________________________
Name:
Title:
	By: _______________________________
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC.,
with respect to paragraph 10.2 only



By: _______________________________
Name:
Title:


 Exhibit A

J.P. Morgan Series Trust
J.P. Morgan Mutual Fund Series
Predecessor Funds
	Successor Funds
JPMorgan California Bond Fund --
Select, Institutional, Class A, Class B and Class C
JPMorgan California Bond Fund --
Select, Institutional, Class A, Class B and Class C
JPMorgan Enhanced Income Fund --
Select, Institutional, Class A	JPMorgan Enhanced Income
Fund -- Select, Institutional, Class A

JPMorgan Global 50 Fund -- Select
and Class A	JPMorgan Global
50 Fund -- Select and Class A
JPMorgan Global Healthcare Fund --
Select, Class A, Class B and Class C	JPMorgan
Global Healthcare Fund -- Select, Class A, Class B and
Class C
JPMorgan Market Neutral Fund -- Institutional,
Class A and Class B	JPMorgan Market Neutral Fund --
Institutional, Class A and Class B
JPMorgan Tax Aware Disciplined Equity Fund --
 Institutional
	JPMorgan Tax Aware Disciplined Equity Fund --
Institutional
JPMorgan Tax Aware Enhanced Income Fund -- Select,
Institutional and Class A	JPMorgan Tax Aware
 Enhanced Income Fund -- Select, Institutional
and Class A
JPMorgan Tax Aware U.S. Equity Fund
-- Select, Institutional, Class A,
Class B and Class C	JPMorgan Tax Aware U.S.
Equity
 Fund --
Select, Institutional, Class A, Class B and Class C


Contingent Predecessor Funds

JPMorgan Global 50 Fund
 Schedule 4.1

None.














































						Schedule 4.2

None.